Exhibit 99.1

China Direct Raises Current Financial Guidance for the Full Year of 2007

Sees 2007 Revenue exceeding $175 Million up from Previous Guidance of $150 Million

Sees 2007 Net Income exceeding $9.5 Million up from Previous Guidance of 8.25 Million

BOCA RATON, FL – October 22, 2007 - China Direct, Inc. (AMEX: CDS), a U.S. company that owns controlling stakes in a diversified portfolio of Chinese entities and assists Chinese businesses in accessing the U.S. capital markets, today announced that after initial review of its operating results for the 3rd quarter and internal forecasts for the remainder of the year, management sees operating results substantially ahead of its current guidance. As a result of strong performance in its Chinese subsidiaries as well as its consulting operations, management now sees revenues for the full year of 2007 exceeding $175 million with net income exceeding $9.5 million. This new guidance replaces management’s previous revenue guidance of $150 million and $8.25 million in net income. The 3rd quarter and remainder of 2007 have been positively impacted by the overall prices for pure magnesium in the global marketplace as well as strong performance from its consulting division and chemical operations.

In addition to its strong operational performance, China Direct has received a capital infusion of more than $13 million from outstanding stock purchase warrants that have been exercised since the company announced that its common shares would list on the American Stock Exchange beginning September 24, 2007. Management believes that this new capital, coupled with its AMEX listing, will significantly strengthen the company’s ability to make accretive acquisitions as well as accelerate internal growth. Through its due diligence process in China, management has been in various stages of evaluation with a number of potential opportunities and members of its senior management team are currently in China to further this process.

Commenting on the increase in financial guidance, Dr. James Wang, Chairman and CEO of China Direct stated, “We are extremely pleased with the performance of our operating divisions in China and see continued positive momentum for the remainder of the year and into 2008. With strong cash flow from our operations, in conjunction with the cash received from the warrant exercise, our cash position has been significantly enhanced. This will allow us to further execute on our business model of acquiring companies that can quickly contribut to our overall operations. We are confident that this substantial increase in our cash reserves will help us to accelerate our growth plans as we head into 2008.”

About China Direct, Inc.

China Direct, Inc. (AMEX: CDS) is a U.S based company doing business in China through two divisions. Our management division acquires controlling stakes in Chinese companies, then provides investment capital and active management to enable these companies to thrive as our subsidiaries in their respective industries. Our consulting division assists other companies in China and the U.S. in establishing and maintaining a presence in the U.S. capital markets. As a direct link to China, China Direct serves as a vehicle allowing investors to directly participate in the rapid growth of the Chinese economy in a diversified and balanced manner. For more information about China Direct, please visit http://www.cdii.net.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company’s operations, financial performance and, condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company’s reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Investor Relations,

HC International, Inc.

Alan Sheinwald, Partner

Tel: (914) 669-0222

Email: Alan.Sheinwald@HCinternational.net

Company,

China Direct, Inc.

Richard Galterio, Executive Vice President

Tel: 1-877-China-57

Email: Richard@cdii.net